Exhibit 99.1

For further information, contact: Sukhi Nagesh Investor Relations 408-222-8373 sukhi@marvell.com	Daniel Yoo Media Relations 408-222-2187 yoo@marvell.com

Marvell Technology Group Ltd. Reports Second Fiscal Quarter 2013 Financial Results

Revenue: $816 Million, a 2 percent sequential increase

GAAP Net Income: $93 Million, EPS of $0.16

Non-GAAP Net Income: $142 Million, EPS of $0.24

Free Cash Flow: $174 Million, 21 Percent of Revenue

Santa Clara, Calif. (August 16, 2012) — Marvell Technology Group Ltd. (NASDAQ: MRVL), a global leader in integrated silicon solutions, today reported financial results for the second quarter of fiscal 2013, ended July 28, 2012.

Revenue for the second quarter of fiscal 2013 was $816 million, a 2 percent sequential increase from $796 million in the first quarter of fiscal 2013, ended April 28, 2012, and a decrease of 9 percent from $898 million in the second quarter of fiscal 2012, ended July 30, 2011.

GAAP net income for the second quarter of fiscal 2013 was $93 million, or $0.16 per share (diluted), compared with GAAP net income of $95 million, or $0.16 per share (diluted), for the first quarter of fiscal 2013, and $192 million, or $0.31 per share (diluted), for the second quarter of fiscal 2012.

Non-GAAP net income was $142 million, or $0.24 per share (diluted), for the second quarter of fiscal 2013, compared with non-GAAP net income of $139 million, or $0.23 per share (diluted) for the first quarter of fiscal 2013 and $234 million, or $0.38 per share (diluted) for the second quarter of fiscal 2012.

“Our results in the second quarter were affected primarily by the slowdown in the macro-economic environment that impacted our storage and mobile end markets. However, our SSD, 500 gigabyte per platter HDD and wireless connectivity products grew double digits sequentially and our networking end market continued to outperform on the strength of new products and share gains,” said Dr. Sehat Sutardja, Marvell’s Chairman and Chief Executive Officer. “Despite the soft near-term demand environment, we are maintaining good profitability and continue to deliver shareholder value through our share repurchase and dividend programs.”

Marvell reports net income, basic and diluted net income per share, in accordance with U.S. generally accepted accounting principles (GAAP) and on a non-GAAP basis as outlined below. Reconciliations of GAAP net income to non-GAAP net income for the three months ended July 28, 2012, April 28, 2012 and July 30, 2011 appear in the financial statements below. Non-GAAP net income, where applicable, excludes the effect of stock-based compensation, amortization of acquired intangible assets, acquisition-related costs, restructuring costs, and certain one-time expenses and benefits.

GAAP gross margin for the second quarter of fiscal 2013 was 53.2 percent, compared to 54.0 percent for the first quarter of fiscal 2013 and 57.9 percent for the second quarter of fiscal 2012.

Non-GAAP gross margin for the second quarter of fiscal 2013 was 53.6 percent, compared to 54.5 percent for the first quarter of fiscal 2013 and 58.1 percent for the second quarter of fiscal 2012.

Shares used to compute GAAP net income per diluted share for the second quarter of fiscal 2013 were 570 million shares, compared with 595 million shares in the first quarter of fiscal 2013 and 623 million shares in the second quarter of fiscal 2012. Shares used to compute non-GAAP net income per diluted share for the second quarter of fiscal 2013 were 587 million shares, compared with 606 million shares for the first quarter of fiscal 2013 and 625 million shares for the second quarter of fiscal 2012.

Cash flow from operations for the second quarter of fiscal 2013 was $189 million, compared to the $199 million reported in the first quarter of fiscal 2013 and down from the $263 million in the second quarter of fiscal 2012. Free cash flow for the second quarter of fiscal 2013 was $174 million, compared to the $178 million reported in the first quarter of fiscal 2013 and down from the $235 million in the second quarter of fiscal 2012. Free cash flow as presented above is defined as cash flow from operations, less capital expenditures and purchases of IP licenses.

Under the share repurchase program, Marvell repurchased approximately 20 million shares for a total of $250 million in the second quarter of fiscal 2013. Over the past eight quarters, Marvell has repurchased and retired approximately 127 million shares, or about 19 percent, of its outstanding shares demonstrating its commitment to returning shareholder value.

Marvell also paid its first quarterly dividend of $0.06 per share on July 11, 2012 to all shareholders of record as of June 21, 2012. Marvell will pay its next quarterly dividend of $0.06 per share on October 4, 2012 to all shareholders of record as of September 13, 2012.

Marvell intends to pay a regular quarterly cash dividend on its common shares subject to, among other things, the best interests of its shareholders, its results of operations, cash balances and future cash requirements, financial condition, statutory requirements of Bermuda law, and other factors that the board of directors may deem relevant.

Conference Call

Marvell will be conducting a conference call on August 16, 2012 at 1:45 p.m. Pacific Time to discuss results for the second quarter of fiscal 2013. Interested parties may join the conference call by dialing 1- 800-901-5248 or 1-617-786-4512, pass-code 95854864. The call will be webcast by Thomson Reuters and can be accessed at the Marvell Investor Relations website at http://investor.marvell.com/ with a replay available following the call until September 13, 2012.

Discussion of Non-GAAP Financial Measures

Non-GAAP financial measures exclude the effect of stock-based compensation expense, amortization of acquired intangible assets, acquisition-related costs, restructuring costs, and certain one-time expenses and benefits that are driven primarily by discrete events that management does not consider to be directly related to Marvell’s core operating performance. Non-GAAP net income per share is calculated by dividing non-GAAP net income by non-GAAP weighted average shares outstanding (diluted). For purposes of calculating non-GAAP net income per share (diluted), the GAAP weighted average shares outstanding (diluted) is adjusted to exclude the benefits of stock compensation costs attributable to future services and not yet recognized in the financial statements. The expected compensation costs are treated as proceeds assumed to be used to repurchase shares under the GAAP treasury stock method and also include the dilutive/anti-dilutive effects of common stock options and restricted stock units.

Marvell believes that the presentation of non-GAAP financial measures provide important supplemental information to management and investors regarding financial and business trends relating to Marvell’s financial condition and results of operations. While Marvell uses non-GAAP financial measures as a tool to enhance its understanding of certain aspects of its financial performance, Marvell does not consider these measures to be a substitute for, or superior to, the information provided by GAAP financial measures. Consistent with this approach, Marvell believes that disclosing non-GAAP financial measures to the readers of its financial statements provides such readers with useful supplemental data that, while not a substitute for GAAP financial measures, allows for greater transparency in the review of its financial and operational performance. For further information regarding why Marvell believes that these non-GAAP measures provide useful information to investors, the specific manner in which management uses these measures, and some of the limitations associated with the use of these measures, please refer to Marvell’s Current Report on Form 8-K filed today with the SEC. The Form 8-K is available on the SEC’s website at www.sec.gov as well as on the Marvell website in the Investor Relations section at www.marvell.com.

About Marvell

Marvell is a global leader in the development of storage, communications and consumer silicon solutions. Marvell’s diverse product portfolio includes switching, transceiver, communications controller, wireless and storage solutions that power the entire communications infrastructure, including enterprise, metro, home and storage networking. As used in this release, the term “Marvell” refers to Marvell Technology Group Ltd. and its subsidiaries. For more information please visit www.marvell.com.

Forward-Looking Statements under the Private Securities Litigation Reform Act of 1995

This press release contains forward-looking statements that involve risks and uncertainties, including statements regarding Marvell’s ability to maintain profitability and deliver shareholder value; relating to the declaration of, timing of, funding of and quarterly amount of dividends; and statements concerning Marvell’s use of non-GAAP net income and net income per share as important supplemental information. These statements are not guarantees of results and should not be considered as an indication of future activity or future performance. Actual events or results may differ materially from those described in this document due to a number of risks and uncertainties, including, among others, Marvell’s reliance on a few customers for a significant portion of its revenue; Marvell’s ability to develop and introduce new and enhanced products in a timely and cost effective manner; uncertainty in the worldwide economic environment; seasonality in sales of consumer devices in which our products are incorporated; Marvell’s ability to compete in products and prices in an intensely competitive industry; Marvell’s ability to recruit and retain skilled personnel; ability to generate cash flows; substantial costs of current and any future litigation; and other risks detailed in Marvell’s SEC filings from time to time. When Marvell files its Form 10-Q for the quarter ended July 28, 2012, the financial statements may differ from the results disclosed in this press release because judgments and estimates that management used in preparing the financial results reported in this press release may need to be updated to the date of the filing. For other factors that could cause Marvell’s results to vary from expectations, please see the risk factors identified in the Marvell’s latest Quarterly Report on Form 10-Q for the quarter ended April 28, 2012, as filed with the SEC and other factors detailed from time to time in Marvell’s filings with the SEC. Marvell undertakes no obligation to revise or update publicly any forward-looking statements.

Marvell® and the Marvell logo are registered trademarks of Marvell and/or its affiliates.

Marvell Technology Group Ltd.

Condensed Consolidated Statements of Operations

(Unaudited)

(In thousands, except per share amounts)

	Three Months Ended			Six Months Ended
	July 28, 2012	April 28, 2012	July 30, 2011	July 28, 2012	July 30, 2011
Net revenue	$816,104	$796,351	$897,520	$1,612,455	$1,699,922
Cost of goods sold	381,839	366,322	378,117	748,161	712,592

Gross profit	434,265	430,029	519,403	864,294	987,330
Operating expenses:
Research and development	264,175	255,970	249,604	520,145	492,141
Selling and marketing	41,034	40,066	40,390	81,100	78,542
General and administrative	25,718	25,705	23,631	51,423	48,415
Amortization of acquired intangible assets	13,023	14,355	11,138	27,378	25,479

Total operating expenses	343,950	336,096	324,763	680,046	644,577

Operating income	90,315	93,933	194,640	184,248	342,753
Interest and other income, net	5,864	1,057	2,064	6,921	1,846

Income before income taxes	96,179	94,990	196,704	191,169	344,599
Provision for income taxes	3,105	447	4,312	3,552	5,346

Net income	$93,074	$94,543	$192,392	$187,617	$339,253

Basic net income per share	$0.17	$0.16	$0.32	$0.33	$0.54

Diluted net income per share	$0.16	$0.16	$0.31	$0.32	$0.53

Shares used in computing basic earnings per share	562,362	580,024	608,511	571,193	623,728
Shares used in computing diluted earnings per share	570,325	594,739	623,132	582,532	640,136

Marvell Technology Group Ltd.

Reconciliations from GAAP to Non-GAAP

(Unaudited)

(In thousands, except per share amounts)

	Three Months Ended			Six Months Ended
	July 28, 2012	April 28, 2012	July 30, 2011	July 28, 2012	July 30, 2011
GAAP net income	$93,074	$94,543	$192,392	$187,617	$339,253
Stock-based compensation	33,228	27,192	30,355	60,420	57,835
Amortization of acquired intangible assets	13,023	14,355	11,138	27,378	25,479
Acquisition-related costs (a)	1,577	2,456	—	4,033	—
Restructuring	859	115	567	974	1,186
Legal/Tax related matters	250	—	—	250	—

Non-GAAP net income	$142,011	$138,661	$234,452	$280,672	$423,753

GAAP weighted average shares—diluted	570,325	594,739	623,132	582,532	640,136
Non-GAAP adjustment	16,302	10,814	1,645	13,558	3,726

Non-GAAP weighted average shares diluted (b)	586,627	605,553	624,777	596,090	643,862

GAAP diluted net income per share	$0.16	$0.16	$0.31	$0.32	$0.53

Non-GAAP diluted net income per share	$0.24	$0.23	$0.38	$0.47	$0.66

GAAP gross profit:	$434,265	$430,029	$519,403	$864,294	$987,330
Stock-based compensation	1,775	2,123	1,916	3,898	3,611
Acquisition-related costs (a)	1,054	1,929	—	2,983	—

Non-GAAP gross profit	$437,094	$434,081	$521,319	$871,175	$990,941

GAAP gross margin	53.2%	54.0%	57.9%	53.6%	58.1%
Stock-based compensation	0.2%	0.3%	0.2%	0.2%	0.2%
Acquisition-related costs (a)	0.2%	0.2%	—	0.2%	—

Non-GAAP gross margin	53.6%	54.5%	58.1%	54.0%	58.3%

GAAP research and development:	$264,175	$255,970	$249,604	$520,145	$492,141
Stock-based compensation	(22,413)	(17,174)	(22,128)	(39,587)	(41,721)
Acquisition-related costs (a)	(466)	(442)	—	(908)	—
Restructuring	(42)	(2)	(139)	(44)	(307)

Non-GAAP research and development	$241,254	$238,352	$227,337	$479,606	$450,113

GAAP selling and marketing:	$41,034	$40,066	$40,390	$81,100	$78,542
Stock-based compensation	(3,458)	(3,036)	(3,207)	(6,494)	(5,861)
Acquisition-related costs (a)	(50)	(46)	—	(96)	—
Restructuring	(7)	7	—	—	—

Non-GAAP selling and marketing	$37,519	$36,991	$37,183	$74,510	$72,681

GAAP general and administrative:	$25,718	$25,705	$23,631	$51,423	$48,415
Stock-based compensation	(5,582)	(4,859)	(3,104)	(10,441)	(6,642)
Acquisition-related costs (a)	(7)	(39)	—	(46)	—
Restructuring	(810)	(120)	(428)	(930)	(879)
Legal/Tax related matters	(250)	—	—	(250)	—

Non-GAAP general and administrative	$19,069	$20,687	$20,099	$39,756	$40,894

(a)	Acquisition-related costs include the step-up in fair value of acquired inventory that was sold during the period, and the amortization of retention bonuses required by the terms of the acquisition. Restructuring costs related to recently completed acquisitions are included within “Restructuring” in the table above.
(b)	For purposes of calculating non-GAAP diluted net income per share, the GAAP diluted weighted average shares outstanding is adjusted to exclude the benefits of stock compensation costs attributable to future services and not yet recognized in the financial statements.

Marvell Technology Group Ltd.

Condensed Consolidated Balance Sheets

(Unaudited)

(In thousands)

	July 28, 2012	January 28, 2012
Assets
Current assets:
Cash, cash equivalents, and short-term investments	$2,134,193	$2,246,498
Accounts receivable, net	390,772	407,263
Inventories	345,712	354,119
Prepaid expenses and other current assets	58,904	71,081

Total current assets	2,929,581	3,078,961
Property and equipment, net	381,154	383,801
Long-term investments	18,103	23,215
Goodwill and acquired intangible assets, net	2,146,118	2,173,496
Other non-current assets	109,596	108,146

Total assets	$5,584,552	$5,767,619

Liabilities and Shareholders’ Equity
Current liabilities:
Accounts payable	$335,100	$304,695
Accrued liabilities	223,508	224,900
Deferred income	67,840	59,959

Total current liabilities	626,448	589,554
Other long-term liabilities	154,990	164,047

Total liabilities	781,438	753,601

Shareholders’ equity:
Common stock	1,115	1,167
Additional paid-in capital	3,317,578	3,683,112
Accumulated other comprehensive income	1,378	776
Retained earnings	1,483,043	1,328,963

Total shareholders’ equity	4,803,114	5,014,018

Total liabilities and shareholders’ equity	$5,584,552	$5,767,619

Marvell Technology Group Ltd.

Condensed Consolidated Statements of Cash Flows

(Unaudited)

(in thousands)

	Three Months Ended		Six Months Ended
	July 28, 2012	July 30, 2011	July 28, 2012	July 30, 2011
Cash flows from operating activities:
Net income	$93,074	$192,392	$187,617	$339,253
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	21,285	22,437	42,484	46,474
Stock-based compensation	33,228	30,355	60,420	57,835
Amortization of acquired intangible assets	13,023	11,138	27,378	25,479
Other expense, net	2,272	3,291	5,175	7,145
Excess tax benefits from stock-based compensation	(3)	(11)	(44)	(14)
Changes in assets and liabilities:
Accounts receivable	26,610	19,711	16,491	53,649
Inventories	7,832	(22,897)	8,033	(76,004)
Prepaid expenses and other assets	11,393	16,794	15,635	17,438
Accounts payable	6,288	12,294	27,537	6,999
Accrued liabilities and other	(4,204)	5,359	13,939	(91)
Accrued employee compensation	(24,033)	(14,387)	(24,681)	(29,267)
Deferred income	2,427	(13,063)	7,881	(8,334)

Net cash provided by operating activities	189,192	263,413	387,865	440,562
Cash flows from investing activities:
Purchases of marketable securities	(225,255)	(462,705)	(646,907)	(1,139,884)
Purchases of strategic investments	(750)	(503)	(5,750)	(2,253)
Sales and maturities of investments	322,532	408,522	881,309	681,069
Cash paid for acquisitions, net	—	(430)		(16,760)
Purchases of technology licenses	(4,407)	(3,325)	(6,452)	(6,615)
Purchases of property and equipment	(10,830)	(25,227)	(29,734)	(42,245)

Net cash provided by (used in) investing activities	81,290	(83,668)	192,466	(526,688)
Cash flows from financing activities:
Repurchase of common stock	(250,327)	(135,740)	(473,484)	(939,241)
Proceeds from employee stock plans	39,526	36,782	57,329	46,623
Minimum tax withholding paid on behalf of employees for net share settlement	(598)	(234)	(9,477)	(4,868)
Dividend payment to shareholders	(33,537)	—	(33,537)	—
Principal payments on capital lease obligations	—	—	—	(511)
Excess tax benefits from stock-based compensation	3	11	44	14

Net cash used in financing activities	(244,933)	(99,181)	(459,125)	(897,983)

Net increase (decrease) in cash and cash equivalents	25,549	80,564	121,206	(984,109)

Cash and cash equivalents at beginning of period	880,559	782,401	784,902	1,847,074

Cash and cash equivalents at end of period	$906,108	$862,965	$906,108	$862,965